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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 3, 1995, which appears on page 10 of the 1995 Annual Report to Shareholders of Atrix International, Inc., which is incorporated by reference in Atrix International, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



     /s/ Price Waterhouse LLP
     Minneapolis, Minnesota
     February 2, 1996